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                                                                   EXHIBIT 10.70

                                     SUMMARY

         Office and Switch Lease between STAR Telecommunications Deutschland GmbH ("STAR GmbH") and Rudolf Geray, Zettachring 6, 70567 Stuttgart, Germany, for property located at Business Park Stuttgart, Zettachring 10, 70567 Stuttgart, Germany. The lease term is for a minimum of 10 years beginning on February 1, 1999 and ending on February 1, 2009. STAR GmbH incurs rental charges of approximately 24,633 DM per month and approximately 3,105 DM per month in additional expenses. The leased property is approximately 3,396 square feet.

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                                   MIETVERTRAG
                                 UBER BURORAUME

ZWISCHEN                        RUDOLF GERAY
                                Zettachring 6
                                70567 Stuttgart

                                     (als Vermieter)

UND                             STAR TELECOMMUNICATIONS DEUTSCHLAND GMBH
                                Voltasr. 1 A
                                60486 Frankfurt am Main

                                     (als Mieter)

  wird folgender Mietvetrag geschlossen:

SECTION 1 GEGENSTAND DES MIETVERTRAGES SIND DIE IM ANWESEN

          BUSINESSPARK STUTTGART, Zettachring -70567 Stuttgart

          gelegenen gewerblichen Raume im (siehe Grundrissplan, ANLAGE 3), bestehend aus folgenden Nutzflachen:

1.)       Technikflache 5. 0G:               791 qm

2.)       Buroflache 4. 0G:                  244 qm

3.)       Tiefgaragenstellplatze       10 Stck.  Nr. 5, 6, 19 - 22, 25-28,

4.) Die endgultige Mieflachengrosse wird nach Abschluss der Werkplanung im Massstab 1: 50 durch den Vermieter ermittelt und dem Mieter zur Prufung ubergeben

          Mietvertrag zwischen Rudolf Geray / Star Telecommunicationsa GmbH

5.)       Ausstattung:

          - eigener FuBoden mit Star Telecom Logo, Mehrkosten sind Sache des Mieters
          -        Wande und Decken tapeziert
          -        Abgehangtes Lichtsystem nach Arbeitspaltzeinteilung
          -        Isplierglasfenster

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          -        Elektro-Installation, Unterflur Stromversorgung mit Leerrohr
                   fur Telefonkabel
          -        FuBbodenheizung
          -        Raumaufteilluna mit flexiblen Trennwanden

6.) Konferenzraume stehen zur gemeinschaftlichen Nutzung nach Absprache mit der Verwaltung, ohne zusatzliche Kosten, fur den Mieter zur Verfugung.

SECTION 2 MIETZEIT

1.) Das Mietverhaltnis beginnt mit Unterzeichnung des Mietvertrages durch beide Parteien. Die Ubergabe der Mietraume erfolgt gemass Section 5.

2.)       Es ist zeitlich befristet und endet 10 Jahre nach Ubergabe an don
          Mieter.

3.) Dem Mieter wird eine Option -zu Verlangerung des Mietvertages - auf weitere 5 Jahre eingeraumt. Soll die Option vom Mieter nicht in Anspruch genommen werden, muss spatetens 12 Monate vor Ablauf der fest vereinbarten Mietzeit dem Vermieter schriftlich mitgeteilt weden, dass die Weiterfuhrung des Vertages am Ende der fest vereinbarten Mietzeit nicht gewunscht wird. Ansonsten verlangert sich des Mietverhaltnis um weitere 5 Jahre.

4.) Wird dice Option auf Verlangerung des Mietverhaltnisses ausgeubt, muss der Mieter 12 Monate vor Ablauf der verlangerten Mietzeit kundigen, sonst verlangert sich das Mietverhaltnis jeweils um weitere 12 Monate.

SECTION 3 UNTERVERMIETUNG

          Untervermietung ist grundsatzlich gestattet; sie bedarf jedoch der Zustimmug des Vermeiters, der diese nur aus wichtigem Grund verweigern darf.

SECTION 4 MEITZINS

1.)       Der Meitzins betragt ab Ubergabe der Mietraume:

          Technik-    +Buroflache                  DM           23,80
          TG-Stellplatze                           DM          120,00

          Jeweils zuzuglich der gesetzlichen Mehrwertsteuer und ist monalich im voraus zahibar, spatestens am 5. Werktag eines Monats (siehe Bankverbindungen im Anhang).

2.)       Die Meite bleibt in den ersten 12 Monaten unverandert.

3.) Es wird eine Mietkaution in Hoho von 2 Monatsmieten vereinbart. Diese ist mit der ersten Miete zu bezahlen. Eine Verzinsung erfolgt in Hoho der ublichen)

          Sparbuchzinsen, die fir Einlagen auf Sparbuchern mit gesetzlicher Kundigungs Frist bezahlt werden.

          DisKaution kann auch uber eine Burgschaft einer deutschen Bank geleistet werden.

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SECTION 5 UBERGABE DER MIETRAUME

1.) Die Ubergabe der Mietraume erfolgt zum 01.02.1999. An diesem Tag wird das Mietobjekt dem Meiter zur Nutzung ubergeben. Die Parteien erstellen ein Ubergabeprotokoll, in dem eventuelle Mangel festgesttellt und ausstehende Erganzungs- und Verbesserungsarbeiten (Restarbeiten) erafsst werden. Diese sind vom Vermieter unverzuglich abzustellen bzw. Durchzufuhren. Ander als im Ubergabeprotokoll festgehaltene Mangel werden nicht anerkannt.

2.) Bei Uhergabe vorhandene geringfugige Mangel und Restarbeiten, die den Betriebsablauf des Mieters nichit beeintrachtigen und auch ohno Beeintrachtigung des Betriebsablaufes des Mieters behoben werden konnon, vorzogern die Ubergabe nicht. Sie sind jedoch dann unverzuglich zu beheben.

          Die vorstehende Regelung gilt entsprechend fur den Fall, dass einzelne Arbeiten noch nicht abgeschlossen sind, die auf genehmigungspflichtigen Umbau-, Ausbau- oder Anderungswunschen des Mieters beruhen.

3.) Dem Mieter ist bekannt, dass die Beseitigung von Restmangeln auch nach Bezug ohne nc Mietminderung durch den Vermieter durchgefuhrt werden konnen.

SECTION 6 WERTSICHERUNGSKLAUSEL

1.) Die Miete ist fur die Dauer von 12 Monaten (siehe Section 4) fest vereinbart. Die Miete kann erstmals nach Ablauf von 12 Monaten unter Berucksichtigung der Entwicklung des Lebenshaltungsindexes angepasst werden.

2.) Als Indexierung gilt der Preisindex fur die Lebenshaltung eines 4 Personenhaushaltes mit mittlerem Einkommen. Die Indexierung wird Jeweils nach 12 Monaten entsprechend der Veranderung der Indexzahl angepasst.

3.) Andert sich der vom Stat. Landesamt Baden-Wurttemberg festgestellte Preisindex fur die Lebenshaltung eines Vier-Personen-Arbeitnehmerhaushaltes mit mittlerem Einkommen des alleinverdienenden Haushaltsvorstandes gegenuber dem Stand des Vertragsabschlusses (1991 = 100 %), so andert sich der Mietzins in dem selben Verhaltnis, wie sich der Lebenshaltungskostenindex verandert hat. Die Mietpreisanpassung erfolgt jahrlich, erstmals zum. 01.03.2000.

4.) Wenn aufgrund der vorstehenden Klausel eine Anpassung des Mietzinses durchgefuhrt worden ist, wird die Regelung gem. Abs. (1) erneut anwendbar. Im Falle der Erhohung des Mietzinses hat der Vermieter, im Fall der ErmaBigung des Mietzinses der Mieter, dem anderen Vertragsteil diese Anderung unter Vorlage einer Abrechnung mitzuteilen. Fur den Eintritt des Verzuges bedarf es einer entsprechenden konkreten Zahlungsaufforderung des anderen Vertragsteils.

5.) Werden wegen einer Umstellung des Indexes auf eine neue Basis bereits veroffentlichte Indexzahlen nachtraglich geandert, so bleiben Anpassungen, die nach der alten Reihe bereits unter Vorlage einer Abrechnung mitgeteilt waren, von dieser Anderung unberuhrt. Mit der ersten amtlichen Veroffentlichung der neuen Reihe gilt jedoch der Mietzins, der

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          sich aufgrund der neuen lndexreihe, umbasiert auf die
          Basis 1991 = 100, ergibt, wobeil die Indexzahlen ab dem Zeitpunkt der letzten Anpassung (nach alter Berechnung) gelten.

6.) Die Vertragssicherungsklausel des Abe. (1) bedarf gemiss Section 3 des Wahrungsgesetzes der Genehmigung der Landeszentralbank in Baden-Wurttemberg. Die Vermieterin wird diese Genehmigung einholen.

SECTION 7 NEBENKOSTEN - PAUSCHALE

1.) Der Mieter Zahlt eine Nebenkostenpausohale von DM 3,00 pro qm zuzuglich der gesetzlichen Mehrwertsteuer bis zum 5. Werktag eines jeden Monats an die Hausverwaltung (siehe Bankverbindung im Anhang) fur folgende Betriebskosten:

                   - laufende offentliche Lasten des Grundstucks (insbesondere Grundsteuer)
                   -        Kosten der Wasserversorgung und Entwasserung
                   - Kosten fur Personen und Lastenaufzuge - Kosten der Strassenreinigung und Mullabfuhr
                   -        Kosten der Hausreinigung und Gartenpflege
                   - Kosten der Hausbeleuchtung und der Beleuchtung der Gemeinschaftsraume
                   - Kosten der Sach- und Haftpftichtversicherunq (Gebaude-Brand- und Haftplfichtversochrung)
                   -        Kosten fur Hausmeisterbetreuung
                   - Kosten der Gemeinschatfsantennenanlage sowie des Breitband-Kabelnetz
                   -        Kosten fur Bewachung des Objektes
                   -        Koston Her Hausverwaltung

2.) Der Mieter rechnet die Kosten fur Strom und fur die selbst ru betreibende Heizung (Elektrofussbodenheizung) direct mit dem Versorgungsunternehmen ah

3.) Der Mieter hat eine Glasversicherung abzuschliessen. Ausserdem obliegt es dem Mieter eine Betriebshaftpflichtversicherung, eine Wasserascaenversicherung, eine betriebliche Feuerversicherung und eine Einbruchversichreung abzuschliessen.

SECTION 8 BENUTZUNG DER MIETRAUME, UM- UND EINBAUTEN

1.)       Die qemieteten Raume sind als Buro- und Nebenflachen
          (z.B.Lagerflachen) zu benutzen. Sie durfen ohne vorherige schriftliche Zustimmung des Vermieters weder ganz noch teilweise zu einem anderen Zweck genutzt werden. Die Einholung erforderlicher offent!ich-rechtlicher Genehmigungen fur besondere Nutzungen der Raume durch den Mieter ist in jedem Falle Sache des Mieters.

2.) Der Mieter ist bei Beendigung des Mietverhaltnisses verpflichtet, bei einer Wegnahme von ihm eingebauter Einrichtungen bzw. Einbauten einen ordnungsgemassen baulichen Zustand herzustellen, der es ermoglight, das Objekt weiterzuvermieten.

3.) Vom Mieter auf seine Kosten beabsichtigte Um-, An- oder Einbauten bedurfen der

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          schriftlichen Einwilligung des Vermieters, der diese nur
          aus wichtigen Grunden verweigern darf. Etwa erforderliche behordliche Genehmigungen hat der Mieter zu beschaffen, wobei der Vermieter seine Unterstutzung zusagt. Samtliche mit der Durchfuhrung der vorgenannten Massnahmen verbundenen Kosten und Gefahren tragt der Mieter. Er hat ebenfalls alle Reinigungsmassnahmen sowie alle Schutz- und Sicherungsmassnahmen zur Sicherung des Geschaftsbetriebes der ubrigen Mieter zu treffen. Der Mieter haftet fur alie Schaden, die im Zusammenhang mit den von ihm vorgenommenen Baumassnahmen entstehen.

4.) Bei Beendigung des Mietverhaltnisses hat der Mieter die von ihm vorgenommenen Veranderungen des Mietgegenstandes auf seine Kosten zu beseitigen, sofern der Vermieter die - ihm vorher anzubietende-Uberahme etwa vom Mieter veranlasster Veranderungen bzw. im Mietobjekt angebrachter Einrichtungen ablehnt, es sei denn, dass der Vermieter auf Ruckbau verzichtet oder diese baulichen Anderunen im Rahmen eines Nachfolgemietverhaltnisses genutzt werden. Soweit aus einem Umbau des Mieters zwei- und/oder dreiachsige Raume entstehen, ist ein Ruckbau der Wande nicht erforderlich.

          Ist der Vermieter an der Ubernahme interssiert, wird eine Verhandlung uber den Zeitwert gefuhrt. Ubernahmen durch Nachmieter werden direkt zwischen den Mieter und dem Nachmieter veitraglich vereinbart.

5.) Dern Vermmieter ist bekannt, dass der Mieter beabsichtigt, Telekommunikationsgerate in das Mietobjekt einzubringen. Beide Parteien werden nach Abstimmung dafur sorge tragen, dass diese Einrichtungen orgnungsgemass verwendt und geschutst werden konnen. Aus dieser Verpflichtung entstehen dem Vermieter keine Kosten.

SECTION 9 INSTANDHALTUNG DER MIETRAUME

1.) Dem Vermieter obliegt auf eigene Kosten die Instandhaltung des Daches, der konstruktiven Teile desGebaudes sowie Aussenmauern, tragende Innenwande, Stutsen und Fundamente sowie der Fassade und technischen Einrichtungen, die den Meitbereich umschliessen.

2.) Minderung der Miete und Schadenersatzanspruche des Mieters wegen vom Vermieter nicht zu vertretender Immissionen oder Strungen der Zugange des Gebaudes oder wegen Baumassnahmen Dritter ausserhalb des Gebaudes, sind ausgeschlossen.

3.) Der Mietgegenstand ist vom Mieter pfleglich azu behandeen, zu reinigen und von Ungeziefer freizuhalten.

4.) AIle Schonheitsreparaturen innerhalb der ausschliesslich vom Mieter genutzten Raume sind von ihm in einem Turnus fachgerecht aauszufuhren, der den Mietgegenstand in einem angemessenen Zustand erhalt. Desweiteren sind vom Mieter die laufenden lnstandhaltungs- und Wartungsarbeiten innerhalb der Mietraume, die der Gebrauch der Mietsache mit sich bringt, zu ubernehmen. Fur die haustechnisichen Einrichtungen (Installationen, Heizung, Luftung, Sanitar, Elektro, Adssenlamellen) gilt dies, soweit sie direkt vom Mieter bedient werden.

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         Daruber hinaus hat der Mieter die laufenden Instandhaltungs- und
         Wartungsarbeiten fur die Zu- und Ableitungen von/bis zu den Hauptstrangen sowie die vom Mietgegenstand abschilessenden Turen zu ubernehmen.

         Kommt der Mieter esner der vorstehenden Verpflichtungen trotz Verlangen des Vermieters nicht binnen einer angemessenen Frist nach, ist der Vermieter berechtigt, die erforderlichen Reparaturen bzw. Arbeiten auf Kosten des Mieters ausfuhren zu lassen. Bei Gefahr in Verzuge bedarf er einer Fristsetzg nicht.

5.) Notwendige. Lnstandsetzungsarbeiten fur Einbauten und Gegenstande, die im Rahmen der Gebaudeerstellung vom Vermieter durch entsprechende Firmen durchgefuhrt und fur die eine Gewahrleistungsfrist vereinbart wurde, sind dem Vermieter oder einem von ihm genannten Dritten lediglich unverzuglich anzuzeigen. Die Kosten sind in dieser Zeit nicht vom Mieter zu tragen. Dies gilt nur, soweit es sich um Gewahrleistungsmangel handelt.

6.) Der Mieter haftet dem Vermieter fur Schaden, die durch ihn, seine Angestellten sowie die von ihm beauftragten Handwerker, Lieferanten, Besucher, Kunden und andere zu ihm in Beziehung stehende Personen am Mietgegenstand oder durch Anlieferung und Abholung von Waren mit eigenen odor fremden Fahrzeugen an Gebauden, Toren, Parkflachen und Wegen verursacht werden. Insbesondere haftet er fur Schanden, die durch unsachgemasses Umgehen mit dar Wasser-, Licht- odor Versorgungsleitung an der WC-, Sanitsr- und Heizungsanlage, durch offen stehen lassen von Turen und Fensterm odor Versaumnis einer ubernommenen sonsstigen Pflicht (Beleuchtung,usw.)entstehen.

7.) Soweit der Vermieter zur Behebung von Schaden in den Mietraumen verpflichtet ist, sind ihm solche Schaden unverzuglich anzuzeigen. Fur Schaden, die durch eine verspatete Benachtichtigung enstanden sind, haftet der Mieter.

8.) Verstopfungen von Abflussleitungen hat derjenige Mieter zu beseitigen, der sie verursacht hat. Der Verursacher haftet auch fur etwaige Folgeschaden. Lasst sich bei einer Verstopfung nicht festellen, wer der Verursacher ist, so lasst der Vermieter den Schanden beseitigen. Kosten und Folgeschanden tragen in diesem Fall alle Mieter anteileg, die an die betreffende Abflussleitung angeschlossen sind.

9.) Beschadigte Fensterscheiben und Beschlagteile an den ausschliesslich der Nutsung des Mieters dienenden Raumen ersetzt der Vermieter auf Kosten des Mieters, wenn die Schanden durch den Gebrauch der Sache vom Mieter zu vertreten sind.

10.) Die Parteien sind vorpflichtet, die ihnen obliegenden Instandhaltungs und In standsetzungsarbeiten in einer angemessenen Frist ausfuhren zu lassen. Kommt eine Partei einer ihr obliegenden Instandhaltungs- odor Instandsetzungpflicht trotz Mahnunq und nach Ftistsetzung nicht nach, ist die jeweils andere Partei berechtigt, dringend notwendige Arbeiten auf Kosten der saumigen Partei ausfuhren zu lassen.

         Bei Gefahr in Verzug ist jede Partei verpflichtet, fur die Gefahr beseitigende MoBnahmen zu veranlassen.

11.) Dert Vermieter darf Ausbesserungen, Verbesserungen und bauliche Veranderungen, die zur Erhaltung odor Unterhaltunq odor zut Abwendung drohender Gefahren oder zu

         Beseitigung von Schaden notwendig oder zweckmassig sind, ohne Zustimmung des Mieters vornebmen.

         Der Mieter hat die in Betracht kommenden Raume zuganglich zu halten und darf die Ausfuhrung der Arbeuten nicht behindern oder vetzpgern.

         Der Vermieter ist berechtigt, jederzeit am und im Gebaude in Abstimmung mit~ dem Mietet Modernisierungsmassnahmen durchzufuhren.

         Mietminderungsanspruche stehen dem Mieter wegen solcher Arbeiten nur zu, wenn diese langer als 1 Woche abhalten und zu erheblichen Beeintrachtigungen des Betreibes des Mieters fuhren. Entstehen durch die Modernisierungsmassnahmen Kosten, die nicht entstanden waren, wenn der Mieter die Raume buroublich nutzen wurde, qehen diese zu Lasten des Mieters.

12.) Fur vom Vermieter nachzuweisende Klieireparaturen ausserhalb der Mietfalche has der Mieter im Einzelfall bis zu 0,2% der Jahresmiete p.a.zuzuglich Mehrwertsteuer, maximal jedoch 1% der Jahresmiete p.a.zuzuglich Mehrwertsteuer zu tragen. Die Reparaturen an Dach und Fach sowie Grossreparaturen an Anlagen ausserhalb der Mietflache (z.B. Aufzuq, Heizunqs-/Klimaalage), soweit sie nicht vom Mieter zun vertreten sind, tragt der Vermieter.

         Grossreparaturen ausserhalb der Mietflache sind
         Instandsetzungsarbeiten, die unter Berucksichtigung normaler Abnutzung und sachgerechter Wartung und Instandhaltung ublicherweise periodisch anfallen und zu einer wesenlichen Verlangerung ger Nutzungsdauer der Anlaqe fuhren.

SECTION 10 RUCKGABE DES MIETGEGENSTANDES

1) Der Mieter verpfllichter sich, rechtzeitig vor Vertragsende sur Feststellung des Zustandes der Mietraume mit dem Vermieter eine gemeinsame Besichtigung durchzufuhren.

2.) Die Raume werden bei Beendigung der Mietzeit von dem Vermieter oder dessen Beauftragten abgenommen. Uber die Abnahme wird von den Vertragsparteien ein Protokoll angefertigt, in das samtliche bei der Abnahmne festgestellten Mangel aufzunehmen sind. Hierbei werden eventuell noch zuruckliegende Mangel, die bei Mietbeginn in einem Ubernahmeprotokoll fixiert wurden und zwischen Vermieter und Mieter in gegenseitigem Einvernehmen nicht beseitigt wurden, entsprechend berucksichtigt. Die in das Protokoll aufgenommenen Mangel gelten mit Unterreichnung als vom Mieter anerkannt. Mangel, die nicht in das Protokoll aufgenommen sind, konnen vom Vermieter nur geltend gemacht werden, wenn sie bei der Abnahme, selbst bei sorgfaltiger Besichtigung, nicht erkennbar waren. Erscheint der Mieter nicht zu dem von ihm genannten Abnahmetermin, so gelten die festgestellten Mangel als anerkannt.

3.) Erfolgt eine vertragsggemasse Raumug und Ruckgabe verspatet, so hat der Vermieter Anspruch auf Nutzungsentschadigung und Schadenersatz.

4.) Bei Beendigung des Mietverhaltnisses mussen die Mietraume vollstandig qeraumt und gereinigt (einschliesslich Fensterreinigung) in ordnungsgemassem Zustand ubergeben werden. Des weiteren hat der Meiter alle erforderkichen Schonheitsreparaturen sach- und fachgerecht auszufuhren. Die Schonheitsreparaturen umfassen u.a. das Streichen der Decken, Wande und Turen, sowie die Durchfuhrung von sonstigen Malerarbeiten, falls dies von der Art der Mietsache angezeigt ist.

5.) Dubellocher sind zu verschliessien, beschadigte Fliesenfelder zu ersetzen. Die Sanitar- und alle ubrigen technischen Einrichtunngen mussen voll funktionsfahig und qereinigt sein. Der vom Vermieter gestellte Teppichboden ist zu reingen. Solte der Auszug des Mieters innerhalb einer Frist von weniger ala 6 Jahren nach Ubergabe dsr Mistsache erfolgen, so hat der Mieter dem Vermieter als Ersatz fur die Beseitigung und Entsorgung des alten sowie die Anschaffunq und Verlegung eines neuen Teppichbodens einen Betrag von DM 50,00 je qm zu verguten. Dieser Betrag andert sich in dem gleichen Masss, wie sich der monatliche Mietzins Section 6 verandert.

6.) Alle Schlussel, auch vom Mieter selbst beschaffte, sind iem Vermieter zuruckzugeben.

7) Bei Beendigung des Mietverhaltnissess hat der Mieter von ihm vorgenommene Veranderungen des Mietgegenstandes auf seine Kosten zu beiseitigen, es wei denn, dass der Vermieter auf einen Ruuckbau verzichtet oder diese baulichen Veranderungen im Rahmen eines Nachfolgemietvertrages genutzt werden.

8.) Ist der Vermieter an der Ubernahme interessiertt, werden Verhandlungen uber den Zeiwert (Verkehrswert bei Anschlussvermietung) gefuhrt.

9.) Der Mieter muss bei einer Anschlussvermietung die Ubernahme der von ihm durchgefuhrten Einbauten odoe sonstigen Gegenstanden durch den Anschlussmieter direkt mit diesem - ohne Einschaltung des Vermieters-regeln.

SECTION 11 BESICHTIGUNG DER MIETRAUME

           Der Vermieter darf nach Anzige wahrend der ublichen Geschaftszeiten die vermieteten Raume selbst oder durch Beauftragte, Kauf- odor Mietinteressenten besichtigen.

SECTION 12 RUCKSTANDIGER MIETZINS, AUFRECHNUNG, ZURUCKBEHALTUNGS RECHT,
           INSOLVENZVERFAHREN DES MIETERS

1.) Ist der Mister trotz schriftlicher Mahnung mit zwei Monatsmieten langer als 4 Wochen im Ruckstand, kann der Vermieter das Mietverhaltnis fribtlos kundigen. Der Mieter ist verpfiichtet, dem Vermieter alle Schaden zu ersetzen, die aus der vorzeitigen Beendigung des Mietverhaltnisses entstehen.

2.) Eine Aufrechnung qegen den Anspruche aus diesem Vetrag ist nur mit unbestrittenen oder rechtskraftig festgestellten Gegenanspruchen des Mieters aus diesem Mietverhaltnis zulassig. Das Recht des Mieters zum Einbehalt eines angemessenen Teils der Miete fur den Fall, dass der Vermieter seiner Instandshaltungspflicht nicht nachkommt, bleibt hiervon unberuhrt.

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3)         Wird uber das Vermogen des Mieters die Eroffnung des Konkrus- oder
           Vergleichsverfahren beantragt, ist der Vermieter zur fristlosen Kundigung des Mietverhaltnisses berechtigt.

SECTION 13 VERWENDUNG DUR GEMIETETEN RAUME ZU GESCHAFTS- ZWECKEN/VERANDERUNG
           DER RAUME

1.) Gibt der Mieter sien Geschaft auf, ohne das Mietvehaltnis beendigt zu haben, hat der Mieter fur den Rest der Mietzeit Sicherheit zu leisten. Diese Verpflichtung entrallt, wann der Vermieter die Raume entewder selbst oder anderweitig Vermietet.

2.) Versteigernugen oder Ausverkaufe in den gemieteten Raumen bedurfen der schriftlichen Austimmung des Vermieiters.

SECTION 14 FIRMENBESCHILDERUNG IM EINGANGSBEREICH

           Der Mieter wird im Einvernehmen mit dem Vermieter entsprechend dsr hiefur vorgesehenen einheitlichen Gestaltung auf seine Kosten ein Firmenschild im Eingansbereich des Gebuades anbringen.

SECTION 15 ABSCHLIESSENDE BESTIMMUNGEN

1.) Mundliche Nebenabreden sind nicht getroffen. Nachtragliche Anderungen oder Erganzungen dieses Vertrages einschliesslich dieser Regelung bedurfen der Schriftform.

2.) Sollte eine Besttimmung dieses Vertrages unwirksam sein oder werden, bleiben die anderen Besttimmung unberhrt. Die Vertragepartner weeden in diesem Fall anstelle der unwirksamen Regelung sine Vereinbarung treffen, die dem Willen der Vertragsparteien bei Abschluss dieses Vertrages am nauchsten kommt.

3.) Zur Wirksamkeit von Rechtsgeschaften, Rechtschandlungen oder Rechtsfblgen genugt es, wenn diese gegenuber einem oder von einem Beteiligten vorgenommen werden.

4.)        Erfullungsort fur alle sich aus dem Vertrag ergebenden
           Verpflichtungen und Gerichtsstand fur beide Vertragsparteien, soweit eins Vereinbarung daruber gesetzlich zluassig ist, ist stuttgarrt.

Stuttgart, den

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(Vermieter)                                            (Meiter)